Form C

Cover Page

Name of issuer:

Yolo Rum, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CO

Date of organization: 3/5/2018

Physical address of issuer:

5612 E Colfax Ave
Denver CO 80220

Website of issuer:

http://www.yolorum.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

125,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $125,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$125,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

12/10/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

10

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$500.00	$0.00
Cash & Cash Equivalents:	$500.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Yolo Rum, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Philip Guerin	CEO	Yolo Rum LLC	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Philip Guerin	CEO	2018
John Granville	CFO	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Yolo Rum Ltd	8500000.0 Class A Units	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

If either the U.S. or Panamanian governments enact legislation that would prohibit importing goods from Panama, which could put our sourcing of goods at risk.

Yolo Rum LLC may not be able to execute its Sales, Production and Marketing plans to the levels needed to achieve the revenues to succeed.

If the U.S. Government enacts legislation prohibiting the production, sales and consumption of alcohol, which would be detrimental to our business.

There may be an inability to secure distribution to service all Yolo Rum's potential markets, through out the United States.

There could be a restriction on marketing spirits or alcohol in mass media or a ban imposed by digital media and social media platforms.

A drought or shortage of the natural materials needed to produce rum, like sugar cane. and water, would limit our business.

The ancient liquor industry's failure to evolve with technology and the changing marketing climate, could disable us to utilize our skills.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company’s assets or profits and have no voting rights or ability to direct the Company or its actions.

Yolo Ltd. currently owns 100% of Yolo Rum LLC, which is majority owned by Phillip Guerin, therefore voting power and decisions largely lie in his hands.

Our future success depends on the efforts of a small management team, namely the two founders. The loss of services of either founder may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Rum industry is highly competitive. We face competition from other distributors of liquors as well as larger retailers. Consumers have many choices in the liquor market, and our competitors may have substantially greater financial and other resources, and may be better established in their markets. Attracting and retaining customers in this climate may be difficult.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$125,000**
Use of Proceeds:	$55,000 INVENTORY, $37,250 MARKETING, $12,500 OPERATIONS, $6250 WEFUNDER FEES, $5000 LEGAL, $5,000 PROMOTIONAL MATERIALS, $4000 STORAGE

If we raise:	**$1,000,000**
Use of Proceeds:	$450,000 INVENTORY, $300,000 MARKETING, $100,000 OPERATIONS, $50,000 WEFUNDER, FEES, $50,000 PROMOTIONAL MATERIALS, $30,000 STORAGE, $20,000 LEGAL

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder’s discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

he SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units**calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors , or multiplied by the discount rate (80%)
- (ii) if the valuation for the company is more than **$10 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $250,000 of the securities, investors will receive a valuation cap of $5 million and a discount rate of 80%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding**Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor ***is not*** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor ***is*** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor ***is*** or ***is not*** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A Units	8,500,000	8,500,000	Yes
Class B Units	1,500,000	500,000	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	none
Options:	none

Describe any other rights:

Class B are non voting units. Class A Units have voting rights and are owned by the managing members of the company. For further details on rights, please see Operating Agreement.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor’s interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor’s investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor’s interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor’s investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor’s interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

<u>A sale of the issuer or of assets of the issuer.</u> As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor’s investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company’s assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor’s initial investment in the Company.

<u>Transactions with related parties.</u> The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company’s best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm’s-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We make rum that's distilled by legendary rum maker Don Pancho Fernandez, the former Cuban minister of rum for Fidel Castro for 40 years. While still in what we consider our "proof of concept phase," we've won 21 international rum awards and are sold in 200 Florida and Colorado locations. Now, with two recent distribution deals, we're ready to launch an aggressive marketing and product push to become a major player in the burgeoning rum market.

With our new distribution deals in place, we plan to be in more than 500 locations in several more states by the end of the year. From there, we'll be in position to become a major independent spirit brand making a big impact in an industry dominated by huge conglomerates.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

YOLO Ltd. (LTD.) Is the majority owner of YOLO RUM, LLC (LLC). LLC is the entity that provides marketing services for Yolo Rum ™ and other YOLO-branded spirits. LLC holds the YOLO-branded intellectual property. The two entities are in arms-length relationships whereby LTD provides back office support through a Master Services Agreement while LLC provides marketing services to LTD. All funds from this raise will go towards Yolo Rum LLC. All revenue ran through Yolo, Ltd. before this Offering.

Milestones

Yolo Rum, LLC was incorporated in the State of Colorado in March 2018.

Since then, we have:

- Winner of 21 international rum awards.

- Currently available in 200 Florida and Colorado locations.

- Our rum maker, Don Pancho Fernandez, was the Cuban minister of rum for Fidel Castro for 40 years.

- Teamed up with national distributor Mexcor at the beginning of 2018 to push our national distribution footprint.

- More than 29,000 followers on our social media channels.

- Our attorneys at Messner and Reeves took Chipotle public and are coaching and coaxing us on our journey.

Historical Results of Operations

Our company was organized in March 2018 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin*. For the period ended May 15, 2018, the Company had revenues of $0.

- *Assets*. As of May 15, 2018, the Company had total assets of $500, including $500 in cash.

- *Net Income*. The Company has had net income of $0 for 2018.

- *Liabilities*. The Company's liabilties totaled $0 for 2018.

Liquidity & Capital Resources

So far, the company has been financed and bootstrapped by the founders and with capital from Yolo Rum Ltd's revenues.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Yolo Rum, LLC cash in hand is $500, as of May 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month.

We do not expect any major changes to our expenses in the next 3-6 months but, we have two new distributors, so we are hoping to scale up and begin generating revenues in the next 3-6 months. Our inventory will be a major expense, so we will set apart some of the Offering Use of Funds to help cover that. Our estimated operating expenses are; $46,500 for the next 3 months, and $93,000 over the next 6 months. We currently have 10 full time employees that are all vested and paid with a percentage of ownership

In lieu of a successful Wefunder campaign, we would seek other funding options, but continue to rely on revenues from Yolo Rum Ltd.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.yolorum.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity) $10M
SAFE (Simple Agreement for Future Equity) $5M

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

John Granville
Philip Guerin

Appendix E: Supporting Documents

Operating_Agreement_-_Yolo_Rum__LLC.pdf



INVEST IN YOLO RUM, LLC.

Superior rum made by legendary experience

462
investors

$232,199
raised of $125K-$1M goal

$100 min **INVEST**
by Wefunder Portal LLC

Future Equity (SAFE)
$10M valuation cap | **20**% discount
A SAFE gives you the right to future shares in Yolo Rum, LLC. If you invest, you're betting the company will be worth more than $10M in the future.

EARLY BIRD BONUS: $5M Valuation Cap
Investors who fund the first $250k of this fundraise will invest at a $5M Valuation Cap.

INVESTOR PERKS

$100+ A beautiful customized Yolo Rum, LLC stock certificate featuring a 2 inch diameter 3D holographic seal, custom water mark, and matching serial numbers on the seal and certificate. The certificate will include the investors name and the amount of shares purchased. Investors will want to proudly and boastfully display this, certificate.

> *"We make rum that's distilled by legendary rum maker Don Pancho Fernandez, the former Cuban minister of rum for Fidel Castro for 40 years. While still in what we consider our "proof of concept phase," we've won 21 international rum awards and are sold in 200 Florida and Colorado locations. Now, with two recent distribution deals, we're ready to launch an aggressive marketing and product push to become a major player in the burgeoning rum market.*



Philip Guerin
MANAGING MEMBER, YOLO RUM, LLC.

OUR AMBITION

With our new distribution deals in place, we plan to be in more than 500 locations in several more states by the end of the year. From there, we'll be in position to become a major independent spirit brand making a big impact in an industry dominated by huge conglomerates.

KEY FACTS

- Winner of 21 international rum awards.
- Currently available in 200 Florida and Colorado locations.
- Our rum maker, Don Pancho Fernandez, was the Cuban minister of rum for Fidel Castro for 40 years.
- Teamed up with national distributor Mexcor at the beginning of 2018 to push our national distribution footprint.
- More than 29,000 followers on our social media channels.
- Our attorneys at Messner and Reeves took Chipotle public and are coaching and coaxing us on our journey.

yolorum.com *from Denver Colorado* B2C ALCOHOL

Why I Like Yolo Rum, LLC.

> *Best company I've come across in years. Needs are met, prices are fair, perfect customer service. 10/10.*



Chris Chrest

FACEBOOK REVIEWER, YOLO RUM CUSTOMER

THE BUZZ ABOUT YOLO RUM, LLC.

Developed by the same iconic master distiller behind rums like Caña Brava and SelvaRey, Yolo is as well-balanced and expertly designed as it is approachable. This piña colada–ready rum is sustainably crafted in Colorado with old-school Panamanian origins and is well worth giving a try.

Mandy Zee
Writer for My Domaine Blog

This is my go to choice for my Cuba Libre's. Just for shots, it's always delicious. The best part is you can taste the liquor -- not many preserve the natural taste. I appreciate this company highly and the fact it distributes everywhere in Colorado.



Alex Commins
Facebook Reviewer, Yolo Rum Customer

A love story. A passion story. How could a story about premium sipping rum be about anything else? Phillip Guerin, president of the Denver distributing company that sells Yolo Rum in the U.S., tells that story.



Steve Chavis
Writer for Kuvo Jazz

SAN FRANCISCO BUSINESS TIMES

Kathie J. Joins Larry Ulibarri and Invests in Yolo Rum--Not Just Money, Her Time and Talent, Too - The Business Journals

DENVER, Feb. 1, 2018 /PRNewswire/ -- Yolo Rum continues to build momentum, adding more star power to an all-star team. Kathie J. joins her radio personality co-host Larry Ulibarri as the latest Yolo Rum celebrity investor and endorser.
June 13, 2018 @ bizjournals.com



YOLO Rum: With Age, Miracles - Liquor Reviews - Spirits Reviews - Proof66 Articles - Proof66.com

YOLO Rum: With Age, Miracles article at Proof66.com. Read about YOLO Rum: With Age, Miracles and many other articles at Proof66.
June 13, 2018 @ proof66.com

BUSINESS INSIDER

Yolo Rum Wins Multiple Medals at 2017 New York World Wine and Spirits Competition | Markets Insider

DENVER and NEW YORK, Sept. 15, 2017 /PRNewswire-HISPANIC PR WIRE/ -- Yolo Rum's premier blend, Yolo Rum Gold, won a gold medal at the 2017 New York World Wine and Spirits Competition.
June 13, 2018 @ markets.businessinsider.com

SAN FRANCISCO BUSINESS TIMES

Yolo Rum Gold Takes Double Gold at 2018 San Francisco World Spirits Competition - The Business Journals

Yolo Rum Gold Takes Double Gold at 2018 San Francisco World Spirits Competition PR Newswire DENVER and SAN FRANCISCO, May 16, 2018 DENVER and SAN FRANCISCO, May 16, 2018 /PRNewswire/ -- Fresh off multiple wins at the New York World Wine and Spirits
June 6, 2018 @ bizjournals.com

PR Newswire a CISION company

Yolo Rum Gold Wins Gold in 2017 Spirits Tasting Competition at 74th Annual WSWA

Yolo Rum Wins Gold Medal at WSWA Yolo Rum Award Winning Family DENVER and ORLANDO, Fla., April 21, 2017 / PRNewswire/ -- Yolo Rum's premier blend, Yolo Rum Gold, won a gold medal in the 2017 Spirits Tasting Competition at the Wine and Spirits
June 6, 2018 @ tradeshownews.vporoom.com

WINSIGHT GROCERY BUSINESS

Yolo Rum Expands Portfolio

Yolo Rum's newest addition to its line of premium spirits, Yolo Rum Clear, is set for launch at the Miami Rum Fest and Trade Expo, April 22 and 23, from 1-6 p.m., at the DoubleTree Miami Airport Hotel and Convention Center.
June 6, 2018 @ winsightgrocerybusiness.com

Annual WSWA Conference Kicks Off in Las Vegas Monday | Beverage Industry Enthusiast

The 75th Wine & Spirits Wholesalers of America Convention (WSWA) kicks off at Caesars Palace in Las Vegas on Monday, where thousands will gather to network, note the newest trends and find out what brands will win gold. The week preceding the convention was

April 26, 2018 @ winemag.com

February 2018- Rum in the News

These are the most recent and noteworthy headlines in the rum industry. If you want us to share your news with our readers, please send an email to Mike@gotrum.com. Mike Kunetka is a land-locked rum enthusiast, he is based in Colorado, USA.

February 13, 2018 @ gotrum.com

Yolo Rum Expands Distribution

"We eagerly anticipate an amazing future with Mexcor," said Yolo Rum founder Philip Guerin. "We believe Yolo Rum is the best Rum in the world, we support our brand with the positivity, vigor, and pride it demands, and Mexcor brings the same passion and

January 16, 2018 @ oldliquorsmagazine.com

Award-winning Yolo Rum Teams With Top-flight Distributor Mexcor International

MIAMI, Jan. 15, 2018 /PRNewswire/ -- Yolo Rum is delighted to announce a new distribution partnership with Mexcor International Wine and Spirits in Florida. The distributor will carry the three Yolo Rum signature lines-Yolo Rum Gold, Yolo Rum Silver and Yolo Rum Clear.

January 15, 2018 @ finance.yahoo.com

Award-winning Yolo Rum Teams With Top-flight Distributor Mexcor International

Reposted from Yolo Rum Yolo Rum is delighted to announce a new distribution partnership with Mexcor International Wine and Spirits in Florida. The distributor will carry the three Yolo Rum signature lines-Yolo Rum Gold, Yolo Rum Silver and Yolo Rum Clear. Looking to

January 15, 2018 @ boozeonomics.wordpress.com

The 5 Best Rums for Piña Coladas (and How to Make One)

Photo: Gräfe & Unzer Verlag/Stockfood Irresistibly refreshing and naturally derived, the piña colada is the perfect drink to sip on a beach, to batch up for friends, or to change up your standard happy hour regimen. While we may be on the opposite side of the calendar

December 11, 2017 @ mydomaine.com

Two More Medals for the Trophy Case: Yolo Rum Takes Home Silver and Bronze Medals at 2017 Global Spirit Awards

"I continue to be very gratified," said Yolo Rum founder Philip Guerin . "The old saying says that hard work pays off-in my experience, that's 100% true. Can't rest on our laurels, though-tomorrow it's back to the grindstone." Held August 16-18 at the Tropicana Hotel,

September 22, 2017 @ prnewswire.com

Two more medals for Yolo Rum

DENVER and SAN DIEGO, Sept. 15, 2017 /PRNewswire/ -- Fresh off multiple wins at the New York World Wine and Spirits Competition, Yolo Rum's premier blend, Yolo Rum Gold, won a gold medal and new boutique blend Yolo Rum Clear won a silver medal at the 2017

September 21, 2017 @ rumportal.com

New Yolo Rum Clear expression launched at Miami Rum Fest

You Only Live Once - so when it's time to celebrate life, enjoy the best rum with friends. That's the message behind the big launch of Yolo Rum Clear at the Miami Rum Festival, April 22-23. Joining Yolo Rum Gold and Yolo Rum Silver, the new Yolo Rum Clear expression

March 24, 2017 @ robsrum.com

Yolo Rum - Ultimate Rum Guide

From the hands of master distiller and rum blender, Francisco "Don Pancho" Fernandez to you. "Don Pancho" is the world's most respected and honored "ronero". Born in Cuba, where he began his quest for the perfect rum, he has gone on to receive hundreds of

August 5, 2016 @ ultimaterumguide.com

Everyday's Halloween Spooktacular: Cocktails with Yolo Rum

Making the Halloween party fun with Yolo Rum cocktails. Easy recipes you can mix together this weekend for everyone at your celebration. May the force be with you! http://www.yolorum.com/ https://instagram.

October 30, 2015 @ kdvr.com

Halloween cocktails

DENVER -- Make some Halloween-inspired cocktails with Yolo Rum.
October 7, 2014 @ kdvr.com

We Make Next-Generation Rum

Every spirit goes through a peak phase. Twenty years ago, gin was trending. Ten years ago, it was vodka. We believe that the next trending spirit is going to be rum, and Yolo Rum is in the right position to capitalize. We've spent the last 6 years exploring the market with a rum that's not only got a catchy name, but is sugar-, gluten-, and additive-free. Already in 200 Colorado and Florida stores, we signed a deal in early 2018 that will expand our distribution nationally. If we are about to enter a decade of rum, Yolo Rum intends to be one of the biggest brands in the market.


Yolo
RUM
GOLD
10
Yolo
RUM
SILVER
S
Yolo
RUM
CLEAR
C

Our Legendary Rum Maker Makes a Legendary Product

It's not just the 21 international rum awards we've won. What makes our spirit different is our rum maker, Don Pancho Fernandez, who was the Cuban minister of rum for Fidel Castro for 40 years. Based out of his distillery in Panama, he knows all the tricks, liking aging our 10-year rum in American White Oak.



San Diego Spirits Festival
Gold
2017
International Spirits Competition
Spirit Competition
Consumer Rum Jury
Gold
Miami Rum Festival
San Francisco World Spirits Competition
2018
Bronze Medal
Silver
2016
RumXP
Best in Class
Gold
2017
Silver Medal
New York World Wine & Spirits Competition
Spirits of the Americas
Best of Class
Double Gold
2015
RumXP
Gold
award
Spirits of the Americas
Gold
Silver
Gold
WSWA Tasting Competition
Spirits 2017
Spirits of the Americas
Bronze
Gold Medal

Our Progress So Far

Before we made the decision to crowdfund, all of our revenue ran through Yolo, Ltd. Due to how we wanted to sell equity in the company, we needed to shield our licenses from exposure and decided to do our raise for Yolo Rum LLC. Essentially, Yolo, Ltd. owns Yolo Rum LLC, which focuses on rum production, has the IP, and does all of the marketing of the products. Philip Guerin owns 60% of Yolo, Ltd., which owns 85% of Yolo Rum, LLC. Philip Guerin is the only member or shareholder that owns more than 20% in Yolo, Ltd. (60%). Yolo, Ltd. is the only shareholder with greater than 20% ownership of Yolo Rum, LLC., and the raise is for Yolo Rum, LLC. only.

With our new distributor on board, we feel ready to capitalize on the groundwork we've laid by expanding into Texas and other states. If we hit our campaign goal, we'll use the money for inventory, marketing, operations, legal fees, promotional materials, and storage.

Summer/Fall 2011
Yolo Rum is Conceptualized by Philip Guerin
Product development begins.

April 2012
Our Team is Assembled
We also launch Yolorum.com.

January 2013
Don Pancho Fernandez Joins Our Team
We're thrilled to have a famous rum blender making our rum.

March 2013
Yolo Rum Gold and Yolo Rum Silver Land in Denver, Colorado

May 2016
Philip Guerin buys 100% of Yolo Rum
He does this with the help of friend and business associate Larry Ulibarri.

April 2017
We Team Up With Prestigious Law Firm Messner and Reeves
This is the same firm that helped take Chipotle public.

February 2018
Investor John Granville Joins Our Team as CFO

March 2018
We Sign With National Distributor Mexcor
Our distribution with Mexcor starts in Florida with plans to expand to Texas and other states in 2018.

May 2018
Solidify Colorado distribution deal with New Age Beverage Corporation

Let's Yolo Together

Dear Investors,

We do get a choice, but only of the select products that have been chosen for us by the liquor industry. This standard is not a sustainable model for the future consumer. The market for "quality" spirits and health consciousness has exploded, and Yolo Rum aims to perpetuate this momentum.

Yolo Rum is sugar and gluten-free. There are no additives, just pure rum. Yolo Rum is made by one of the best rum makers in the world -- Don Pancho Fernandez. Our claims of unmatched quality are supported by our 21 international awards.

Our journey began 6 years ago with the love and support of our friends and family. We were considered complete outsiders in the liquor industry and were told countless times how we were "doing it all wrong." We recognized the need for a tech-savvy awakening in an ancient industry, and our existence was met by formidable opposition. Yolo Rum prevailed, creating a new status quo for the market. We survived this pre-revenue period, and the learning curve, with zero debt ($0!). This year, we've forged deals with two large distributors and our sales are taking off!

Now, industry insiders baffled by our success ask, "How'd Yolo Rum do that?" The secret is that we listened to you, our people! We also listened when you asked, "How can I invest in Yolo Rum?" Now, here we are on Wefunder!

Be assured, our priorities will always be to sell delicious, high-quality spirits and utilize our resources to make Earth a better place, socially and environmentally. Join us!

Yolo Rum is democracy powered, and we need you to participate in this crowdfund, enlist in Yolo's crowdsource mission, and to tell everyone about Yolo Rum. You Only Live Once...INVEST! YOLO!

Thank you for all the support.

Sincerely,

Philip Guerin, CEO

Meet the Founders



Philip Guerin

Managing Member

25+ years product, brand, marketing development experience. I have Integrity, Passion and Leadership



Francisco “Don Pancho” Fernandez

Master Blender

50+ year career in rum, Linchpin of Panama’s rum industry, 15+ years as Master Distiller- Las Cabras

AND THE REST OF THE TEAM



Larry Ulibarri

Digital & Video Asset Developer

Lead personality on one of Denver's most loved and funniest morning shows.



Jared Wigand

Chief Digital Officer

Social Media Expert; Develop and execute digital marketing and promotions for social media networks



Christopher Adams

Chief Creative Officer

Responsible for marketing, media, branding | Manage, develop, and lead interactive media / marketing



Eric Swanson

Chief Business Development Officer

Elaborate business development plans, design and implement processes to support business growth



Sam Hines

Chief Communications Officer

Former Marketing Manager, Interactive Media and Marketing, Project Manager

Raised $232,199 From 462 Investors

Horacio Castaneda

Father of 2 boys, Husband for 12+ years and going strong. Love/ LIVE/ RASED in COLORADO.

Alexander Xenakis

Operations Manager at Myxed Up Creations and Yolo Rum fanatic!

Ashley Xenakis

Doug Murer

LIVEN

Damion Mccord

Nicholas Andrew Walsh

5280 born and raised! college athlete and graduate! Human communication major with a sociology minor! Entrepreneur! #YOLO #23rdinvestor #partoftheteam

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Interview

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WF: Who are you and what's your company all about? ^

YR: My name is Philip Guerin and I'm the founder of Yolo Rum. We started Yolo Rum almost six years ago.

I would go down to Central America to visit my wife. There's not a lot of whiskey down there, and at the time, I was drinking a lot of whiskey. I discovered delicious rum and felt robbed out of my whole rum experience because I had never thought of rum as a drink that I would want to order. When I discovered delicious rum, I felt like I needed to embark on a mission to tell everybody about how good rum is.

I had always wanted to sell rum, and at the time the phrase YOLO -- you only live once -- was starting to be more popular. Yolo is a great name because people remember it after one exposure. It normally takes people 7-21 times to remember a brand name. Yolo evokes passion, which is something unique about a name. Yolo is pretty much the international cheer now. It's used everywhere more and more, not just in the United States. We use cheers a lot when people are toasting, and that's a British thing. In South America they say "Salud," but YOLO really is the global toast.

Both of our rums, our silver and our gold, have won over 21 international awards, which proves we really do know what we're doing. I like to say Yolo Rum is the best rum in the world and we have the awards to back it up.

WF: How did you go about starting the company?

YR: My wife is a brilliant lady who has a couple of master's degrees from Jesuit University in El Salvador. She was the marketing director for Pfizer in Central America when they rolled out Viagra, and she did quite well with that. She knew a lot of people in the food producing industries in Central America, and she was working for a company called San Francisco. She put us in touch with Don Pancho Fernandez, the guy who makes our rum and who is recognized as one of the best rum makers in the world. He was the Cuban minister of rum for Fidel Castro for 40 years before he left Cuba and started blending rum in Panama.

It took us five years to figure out our proof of concept, our proof of market, and our proof of product before we were able to establish ourselves. Plus we had to learn about the liquor industry, which is completely different than any other business that I've ever been involved in. The same people have been in the business a long time, and those people control the industry and make up the rules. They're not very keen on new people coming in and disrupting what they have. That being said, we have been working on establishing our brand, establishing our social media networks, getting out there, and letting people try the rum. We are getting it in people's hands, doing charitable events, and just being out there, being available, and developing the brand in a unique way.

I've never seen another company in the spirits industry like Yolo Rum. We're like the tech version of a spirits company when it comes to how we're marketing and the way we communicate. We were fortunate enough to hook up with the law firm that took Chipotle public. It's called Messner Reeves and is based in Denver. They've been extremely helpful in making sure that we're structured in a sound way. They are also helping us see what the next step is and how to navigate that.

WF: How has the company grown or developed since you first started it?

YR: In the last five years, we've been developing what we're doing. We have our legs underneath us. We're pretty much pre-revenue. The entire alcohol business really depends on who's distributing your product, and it's tightly controlled. It’s hard to break out with national distribution, so we first had to build our reputation. We built some local markets in Denver and Florida. Once we had everything dialed in, we started contacting big distributors. We were picked up by Mexcor, one of the larger emerging distributors. They're the fourth largest distributor in Florida, the fourth largest in Texas, and the third largest in California. We just started selling them rum and have already sent them three palettes. That’s almost more rum than we sold all of last year. We've already gotten two checks from them.

Then we have hooked up with another big distributor based in Denver called New Age Beverage Corporation. They're traded on the NASDAQ and own brands like Xing Tea and Marley Coffees. They recently picked up Drake's Organic Spirits, a new spirits brand out of Texas that’s trying to be a part of the health wave. They're gluten-free and sugar-free just like Yolo Rum. They're doing a lot of things that are going to help us out in this market and they like a lot of the things that we're doing. By combining those forces, we're really starting to expand.

WF: How much rum is the public drinking?

YR: Rum really hasn't started trending the way that other spirits have trended, and I feel like gin is starting to peter out. Rum is logically the next big spirit that's going to trend. We've seen that it's always been popular in Florida, but it's now become more popular in the clubs. In Miami, it was vodka in the clubs and now you're seeing a big trend where rum is becoming a lot more popular.

You're also seeing that it's trending a lot better in Manhattan and San Francisco. When you have Miami, New York, and San Francisco starting to trend with rum, it's coming. It's still probably 18 to 24 months away from really hitting, but it's really starting to trend. People's knowledge of rum today is vastly different compared to five years ago. Five years ago, people knew nothing about rum except for the few brands that the five companies that own everything are giving us, and that's really not fair to us as consumers because that's not the best that rum has to offer. Now, with the craft and the boutique movement, we fit in perfectly. We want to be in the best possible position for when the wave hits. It's the position Gray Goose was in when vodka peaked the second time. The first time it was Absolut. When Absolut was priced at $20 for a 150-milliliter bottle of vodka, people went crazy. Then Grey Goose came with a $40 bottle and people thought that was crazy. The Grey Goose trend birthed everything else, all the good vodkas that people drink. Even now, you're seeing names like Tito's and even better vodkas emerge from that. It's a whole second wave. We really feel like we're in a position to benefit not just from the craft spirit and boutique spirit trend but also the health trend. Our rums have absolutely no additives and they're gluten-free and sugar-free.

When rum trends, we're going to have the brand that people have in mind. We've exposed millions of people to our brand, but it doesn't mean a whole lot because it's not in the stores. It hasn't been an organized effort because we've just been building the brand.

WF: How will you be able to go up against the big spirit brands?

YR: Technology is the great equalizer when it comes to big companies and small companies. The beautiful thing about the liquor and spirits industry is that the big companies don't know what they are doing. Bacardi copies us a lot, to the point where they sent us a cease and desist letter for some T-shirts that we had made. It had nothing to do with Yolo Rum. It had to do with Rum Bum, but we used the Run DMC looking logo and we did Yolo Rum shirts that said Rum Bum. They actually have a trademark for a Porsche racing team that was called Rum Bum and sent us over 100 pieces of evidence where they claimed we had violated the trademark. It really showed us how closely they were paying attention to what we were doing.

The big companies move so slowly. Facebook's algorithm is not the same as it was 90 days ago, and neither is Google's. If you're trying to do something that was working 90 days ago, you don't really know what's going on. People are constantly copying us, but we're the ones that are on to the next thing. We have thrown a lot of spaghetti against the wall to see what sticks. We are doing things that people aren't doing. We're just the ones that are doing it and nobody else is doing it. Nobody understands how to do it.

Spirits is a dog-eat-dog industry, and we've seen people just get eaten up. We've built our brand, and now the public is demanding it. People are asking for it. When it's out there, it's doing extremely well. We leapfrogged the entire industry. For the last five years, people have been telling us we were doing it wrong. Now, everybody wants to know he we did it because we haven't been crushed.

WF: Why fundraise through equity crowdfunding?

YR: The crowdfunding platform is ideal because it's a tremendous marketing opportunity. Even floating the possibility of the opportunity has created more buzz around our brand than we could have ever imagined. It creates real vested soldiers in the brand. There are few opportunities where the potential to be a major brand is opened up to the public like this. Not only is this a good way to fund our growth, but this is the way that we're going to grow our brand. We're going to make sure we're communicating with all of the people that invested so they understand that they have to be out there helping us. We've gotten a tremendous response from that. I also feel like there's really no end to this in sight.

I feel like these campaigns are the best marketing ever. I have another business where I've spent millions of dollars on marketing, and I've never had such a crazy response from just putting out a press release. We've been really careful how we're phrasing stuff and how people are biting on it. It's amazing how they want to invest. After they ask about investing, they always ask about how to buy the rum. We feel like we're going to have the funding, and we feel like we're going to have the steam behind us and the energy behind us because of this campaign. I feel like this campaign is going to reach millions of people. The people that started this company with me are local celebrities. They have a lot of pull, and between them and all of their social media fans, we have 300,000 engaged with us. We've been working on this for the last five years, and it's all coming together right now. We're really good at what we do, and we have the networks. We have 3,000 people that are signed up for our email list.

WF: When did you ship your first rum?

YR: We shipped our first rum five years ago. We have a container coming now, and this is our fifth container. We have given most of it away to charity and for events and have actually given a lot more rum away than we've sold. That being said, we've gone through maybe 40,000 bottles of rum. We still have some inventory remaining and we have 12,000 more coming with that container right now.

WF: What’s been your sales trend over the last two years?

YR: They’ve been steady with micro-distributors. I don't want to say we're self-distributed, because that wouldn't be the proper legal representation, but we're working with very small distributors in very isolated markets to establish something that we could scale up. In terms of sales, we're talking about an average of $50,000 over the last four years.

For sales projections, we're at millions of dollars with just a thousand placements, and that's selling one bottle at a location every three days. We're not trying to say we're selling a dozen bottles per location.

WF: Why have sales remained static for four years?

YR: They’ve been static because we weren't trying to expand. It's a crazy business and we really didn't understand it. It took us five years to establish our place in the industry and accumulate all of our awards and accolades. We needed that time to establish our credibility. Once we had credibility, we could approach big distributors. Before then, it was basically us beating the street, going around and asking people how they were doing. Now we have distributors behind us with aggressive sales forces, and we've been getting actively placed and we're selling and selling through, so things are just different. We're in the market now. Until we connected with Mexcor we were pretty much pre-revenue.

Before that, we were very hands on so we had to learn the business. Now we know the business. We knew there was going to be a point that we would have been ruined if we would have grown too fast. If we would have gotten picked up by a big distributor, it would have been disastrous for us. We had to establish ourselves and understand how to support our product. When people try it, they love it. Now we understand how to scale this up and how we can support it everywhere.

We've learned over the last five years that we can really support our product digitally, and that's the best way to do it. We can geo-fence specific locations. We understand what it means to have it in the on-premise location and what that means for the off-premise locations around that. We just weren't ready until now. We would have gotten crushed if we would have gotten picked up. We wouldn’t have been able to fill the orders. The distributors are going to sell it. They're going to collect the checks. They're going to pay us for it and get it out there, but it's really going to be up to us to drive people to those establishments so they know that it exists. That's really the most important part of it.

WF: How are you preparing to grow the company?

YR: We've recently added some wisdom to our team through a new CFO. His name is John Granville and he ran an accounting firm for a long time. He's kind of an angel VC guy and he's extremely hands-on. He has been an angel to us because he understands the financial side of things. He has helped us look at the bigger picture, which has been extremely important.

Securing the funding is going to be another big thing. A big part of how we want to scale this up involves democracy venture capitalism. Wefunder is a big part of that, not just because of the income that we're going to raise, but because of the 500 people that are going to be brand ambassadors and help us push excitement behind the brand. It sounds slightly far-fetched, but it's powerful. We are already interacting with more people than that, but this increases what we're doing a lot. A lot of people are checking in and calling us every day. People in Texas want to know when Yolo Rum is going to be in Texas. People all over the country are asking us that. We haven't even started the campaign yet. We are like the horses before the race. We're in the gates jumping around. We are so ready for this campaign. We're interacting with so many people, and it has us energized to a completely different level. If we have 500 brand ambassadors all over the United States, that’s an extremely powerful tool.

We also are going to continue doing everything else that we're doing, and we're going to be able to scale it up. We're going to have the money for inventory. We feel like we're going to say we're going for a $200,000 raise, but we're authorizing a million shares. We want to do the Bernie Sanders thing where 1,000 people each give us $1,000. I feel like we can sell this because of all of the traction that we've gotten.

WF: How are you making people aware of your brand?

YR: One of the big things that we've done are the press releases. It's an extremely powerful tool and it's great to be in the news. When we put this out, we're at the top of the Google search for rum. If you just Google rum and go to news, we'll stay at the top of the news for days, and we could never afford to pay Google to do that. It's extremely powerful. We noticed Yahoo Finance picked us up, and because Yahoo Finance picked us up, all of the business journals in the United States pick us up, so we are in 300 to 400 business journals every time we drop a press release. It's good because we're eventually going to be on the market, and it's going to be out there, and these are people that are movers and shakers.

There's a lot of people that invest a lot. They're almost like digital angels. They're investing repeatedly and there's a big badge of pride on getting in on that first offering. It's like with the first series of anything: comic books, baseball cards, cars. People want the first one. We've seen people wear that as a badge of honor. We think that people are paying attention to all of the small print, especially people that are doing this type of investing. Being able to put this in all of the business journals and Yahoo Finance gives us a tremendous advantage. People hire incubators and companies to do this, and these are things that we've been doing so successfully. PR Newswire was blown away by how successful our press releases are because we get a lot more value than we're paying for. They actually tried to figure out why we get so much press, and at the end, they figured out it was just the name YOLO.

Our next press release is about how we won a Double Gold Medal at the 2018 San Francisco World Spirits Competition. Then the next one is going to be Yolo Rum announces an Equity Crowdfunding campaign with Wefunder. We're going to put it out there and get it in front of a lot of people. This is going to generate so much excitement and we're going to use it as a springboard to our next funding.

WF: Where along the spectrum of rum, from super cheap to super premium, does Yolo Rum stand?

YR: We're definitely on the higher end of things. Both of our rums are just phenomenal, but our 10-year is aged at a minimum of 10 years. With some scotches they say is a 30-year, they'll put a little bit of 30 in there and then everything else is younger. But our 10-year is a true 10. It's blended, but anything that it's blended with is at least 10 years old. The color of our rum is darker than a 21-year-old rum, which is around a $150 bottle.

Ideally, our bottles will be at $50. Right now, they're at $30 to $35. I think it's the highest quality spirit you can buy for the money and the most highly decorated. Our 10-year competes with any scotch. Our 10-year is no joke. It's phenomenal. It's aged 10 years in American White Oak.

The people who are making our rum have been in the rum business for 200 years. They also make Flor de Cana, which is a very popular brand out of Nicaragua. They have the capability to make as much rum as we need. They told me they could produce 40 million liters a year for us if we needed them to. They just make rum and make rum and make rum. The company that makes the rum is part of a bigger company called SER, which is sugar, energy, and rum.

We have the capability to produce as much rum as we need. In terms of the quality of our rum, our silver rum sells for $20 to $25, so that's on the higher side of rum. In terms of the value, there's nothing like it. We smash the competition, and when we don't win a competition, I really have to question the integrity of the competition.

WF: What is the company doing about its environmental impact?

YR: That's another beautiful thing about our rum. The company pulls the sugar out of the cane and is left with wood pellets, like fiber pellets. They started burning it and scrubbing it with steam. Then they bought generators from Siemens, and now they're making almost zero-emission electricity. A few years ago, they sold $1 billion of carbon credits to Exxon for all the electricity that they're generating. They originally started generating it for their facilities and now they're generating energy in Nicaragua, Colombia, and Panama for their facilities, and they're selling it on the grid.

WF: What is your production capacity?

YR: We have about a five-week turnaround time, but that's something that our new CFO has really been helping us and make sure that we're keeping up with our inventory. With what we have coming now with this crowdfunding, we're putting half of the money into inventory, as we'll have another container coming. We'll be able to support $500,000 no problem. If we really needed money, we have other sources, but I really like this model. The only thing that's restricting us now is just time and money. We are so gung-ho, and not just for this campaign. It's really more about what this represents moving forward. The great thing is that if we're ordering one container or 10 containers, if we're ordering it at the same time, it's the same amount of work. We also like the scale of the volume and bringing our cash down on that. We're looking at the benefits to the growth, not really how it's going to prohibit us in any way. We've been thinking about this for five years. A few years ago, we would have been afraid in that scenario, but now we're ready for that growth.

The only bugaboo in the whole thing is that our bottles come from France and that's because we use the nicest bottles in the world. Our bottles are basically crystal made by Saver Glass in France. Our bottles have a foot at the bottom of them and weigh two pounds by themselves with no liquid in them. Our bottles are burly. You could drop our bottle and it doesn't break. It takes about five weeks to get the bottles from France to Panama, but we really feel like we're going to get ahead of the inventory thing.

WF: What states will you be able to sell in? ^

YR: We just rolled out in Florida. Our distributors wanted us to prove ourselves in Florida, and late February was when we got up and running there. They've already put in the PO for June for Texas. They told us that they wanted a track record and that it would be a while. We were chomping at the bit to get into Texas and California, and they were like, "Hold on. Let's do Florida first." So the fact that they're moving us forward is exciting. I know that we're exceeding expectations.

WF: What potential problems in the future worry you the most? ^

YR: In terms of the risk, it's a highly competitive industry. It's extremely hard for somebody to crack in. But if we were going to fail, we would have already failed. The beautiful thing about getting to this point is that we have no debt. We did it frugally. If we'd had a lot of money in the beginning, we would not have been any better off.

In terms of pitfalls, we've run through so many scenarios in our mind. God forbid it comes down to something tragic or something completely out of our control, like Chipotle and e-coli. I'm not worried about product contamination. I'm worried about people being stupid. One great thing about Yolo is that it says right on our bottle, you only live once, enjoy responsibly. YOLO means a lot of things to a lot of different people.

I love adversity because of the challenges and also because of the opportunities that it presents. I feel that whenever I've thought that we had experienced adversity, it was a chance for growth and part of the journey. It galvanized our experience, and it created opportunities. We're doing something so different than everybody else in that industry that nobody else is going to catch up to us.

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Craig Vom Lehn about 24 hours ago

The SEC Form C shows zero revenue for most recent fiscal year and prior fiscal year. Is that correct?

Philip Guerin Managing Member FOUNDER about 2 hours ago

Craig,
Thank you for your interest and taking the time to write to us. Here is the official explanation: 'YOLO Ltd. (LTD.) Is the majority owner of YOLO RUM, LLC (LLC). LLC is the entity that provides marketing services for Yolo Rum ™ and other YOLO-branded spirits. LLC holds the YOLO-branded intellectual property. The two entities are in arms-length relationships whereby LTD provides back office support through a Master Services Agreement while LLC provides marketing services to LTD."
All of our IP is held by Yolo Rum LLC and the licenceses by Yolo, Ltd. this model was implemented by our attorneys to allow us to participate in a public crowdfund.

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Philip Guerin Managing Member FOUNDER about 1 hour ago

Craig, Sorry, I didn't get to finish. We were basically pre-revenue. We have spent the last few years establishing; proof of concept, proof of product, and proof of market. After clearing these hurdles we established major distribution relationships (critical), this year, and our sales are really taking off. By September we will have some good numbers to report. We are in the process of expansion to Texas and California. We have been able to accomplish this all with no outstanding debt! Thank you, again for your interest and question.
Sincerely,
Phil

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David Wright about 6 hours ago

Something is confusing me.
If your story began six years ago, how are you going to be able to market and sell ten year, or older, barrel-aged rums? What quantities, today, are in the barrel and aging and what is the potential or limits, in sales volume, from this inventory?

Philip Guerin Managing Member FOUNDER about 3 hours ago

David,
Hello! Thank you for asking an excellent question. Our (Don Pancho's) distillery is part of a "family" that has been producing rum for over 100 years. They have saved and continue to age rum (someday I want to to bottle a 50 year or older rum for a very limited edition Yolo Rum).
We are currently selling much more Yolo Silver, because of the mixing capabilities, versatility and price.
We have the potential production capabilities of tens of millions of liters for Yolo Rum Silver, and millions of liters for the Yolo Rum Gold.
Thank you again for interest in Yolo Rum.
Sincerely,
Phil

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RISKS

1. If either the U.S. or Panamanian governments enact legislation that would prohibit importing goods from Panama, which could put our sourcing of goods at risk.

2. Yolo Rum LLC may not be able to execute its Sales, Production and Marketing plans to the levels needed to achieve the revenues to succeed.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Yolo Rum, LLC. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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